As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rhythm Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-2159271
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
222 Berkeley Street
12th Floor
Boston, MA 02116
(857) 264-4280
(Address of Principal Executive Offices) (Zip Code)
Rhythm Pharmaceuticals, Inc. 2017 Equity Incentive Plan
(Full title of the plan)

David P. Meeker, M.D.
Chief Executive Officer, President and Chairman of the Board
Rhythm Pharmaceuticals, Inc.
222 Berkeley Street
12th Floor
Boston, MA 02116
(857) 264-4280
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
With copies to:
Peter N. Handrinos, Esq.
Latham & Watkins LLP
John Hancock Tower
200 Clarendon Street
Boston, MA 02116
(617) 948-6060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,688,212 shares of the Registrant’s common stock to be issued pursuant to the Rhythm Pharmaceuticals, Inc. 2017 Equity Incentive Plan (the “Incentive Plan”). A Registration Statement of the Registrant on Form S-8 relating to the Incentive Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8
The contents of the Registration Statements on Form S-8 (File Nos. 333-220925, 333-223647, 333-229642, 333-236829, 333-253709, 333-263168, 333-270231, 333-277539, and 333-285411, including any amendments thereto, filed with the Securities and Exchange Commission, relating to the Incentive Plan, are incorporated herein by reference.

Item 8. Exhibits

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of Rhythm Pharmaceuticals, Inc. and Certificate of Amendment (incorporated by reference to Exhibit 3.1 to Rhythm Pharmaceuticals, Inc.’s Current Report on Form 8-K (File No. 001-38223) filed on June 26, 2025)

4.2
Amended and Restated Certificate of Designations of Rhythm Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.4 to Rhythm Pharmaceuticals, Inc.’s Quarterly Report on Form 10-Q (File No. 001 38223) filed on May 7, 2024)

4.3
Amended and Restated Bylaws of Rhythm Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to Rhythm Pharmaceuticals, Inc.’s Current Report on Form 8-K (File No. 001-38223) filed on December 18, 2023)

5.1*	Opinion of Latham & Watkins LLP
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1
Rhythm Pharmaceuticals, Inc. 2017 Equity Incentive Plan and Form of Option Agreement (incorporated by reference to Exhibit 10.2 to Rhythm Pharmaceuticals, Inc.’s Quarterly Report on Form 10-Q (File No. 001-38223) filed on November 14, 2017)

99.2
2017 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.18 to Rhythm Pharmaceuticals, Inc.’s Annual Report on Form 10-K (File No. 001-38223) filed on March 2, 2020)

99.3
2017 Equity Incentive Plan Performance Unit Agreement (incorporated by reference to Exhibit 10.4 to Rhythm Pharmaceuticals, Inc.’s Quarterly Report on Form 10 Q (File No. 001 38223) filed on May 7, 2024)

107.1*	Filing Fee Table
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on February 26, 2026.

RHYTHM PHARMACEUTICALS, INC.
By:	/s/ David P. Meeker, M.D.
David P. Meeker, M.D.
Chief Executive Officer, President and Chairman of the Board

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints David P. Meeker, M.D. and Hunter C. Smith, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ David P. Meeker, M.D.	Chief Executive Officer, President and Director	February 26, 2026
David P. Meeker, M.D.	(Principal Executive Officer)
/s/ Hunter C. Smith	Chief Financial Officer	February 26, 2026
Hunter C. Smith	(Principal Financial Officer)
/s/ Christopher P. German	Corporate Controller	February 26, 2026
Christopher P. German	(Principal Accounting Officer)
/s/ Edward T. Mathers	Lead Director	February 26, 2026
Edward T. Mathers
/s/ Stuart Arbuckle	Director	February 26, 2026
Stuart Arbuckle
/s/ Jennifer L. Good	Director	February 26, 2026
Jennifer L. Good
/s/ Christophe R. Jean	Director	February 26, 2026
Christophe R. Jean
/s/ David W. J. McGirr	Director	February 26, 2026
David W. J. McGirr
/s/ Lynn A. Tetrault, J.D.	Director	February 26, 2026
Lynn A. Tetrault, J.D.